Exhibit (h)(3)(v)

FORM OF AMENDMENT NO. 4

EXPENSE LIMITATION AGREEMENT

Amendment No. 4, effective as of [March     , 2012], to the Expense Limitation Agreement between AXA Equitable Funds Management Group, LLC (“FMG LLC” or the “Manager”) and EQ Advisors Trust (the “Trust”) (“Amendment No. 4”).

The Manager and Trust hereby agree to modify and amend the Expense Limitation Agreement dated as of May 1, 2011, as amended, (“Agreement”), between them as follows:

1.	New Portfolios. FMG LLC and the Trust have determined to add the following new Portfolios to the Agreement on the terms and conditions contained in the Agreement:

All Asset Aggressive-Alt 25 Portfolio

All Asset Moderate Growth-Alt 15 Portfolio

AXA Aggressive Strategy Portfolio

EQ/PIMCO Real Return Portfolio

(each, a “New Portfolio” and collectively, the “New Portfolios”)

2.	Name Change. The name of the All Asset Allocation Portfolio will change to All Asset Growth–Alt 20 Portfolio.

3.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 4 to Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 4 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:		By:
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Chairman, Chief Executive Officer and President

SCHEDULE A

AMENDMENT NO. 4

EXPENSE LIMITATION AGREEMENT

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Portfolio	Maximum Annual Operating Expense Limit
	Class K	Class IA+	Class IB+
EQ/AXA Franklin Small Cap Value Core Portfolio	1.05%	1.30%	1.30%
EQ/Franklin Core Balanced Portfolio	1.05%	1.30%	1.30%
EQ/Franklin Templeton Allocation Portfolio	0.15%	0.40%	0.40%
EQ/Mutual Large Cap Equity Portfolio	1.05%	1.30%	1.30%
EQ/Templeton Global Equity Portfolio	1.10%	1.35%	1.35%

EQ/Equity Growth PLUS Portfolio	0.75%	1.00%	1.00%
EQ/International Core PLUS Portfolio	0.85%	1.10%	1.10%
EQ/International Value PLUS Portfolio	0.85%	1.10%	1.10%
EQ/Large Cap Core PLUS Portfolio	0.75%	1.00%	1.00%
EQ/Large Cap Growth PLUS Portfolio	0.75%	1.00%	1.00%
EQ/Large Cap Value PLUS Portfolio	0.75%	1.00%	1.00%
EQ/Mid Cap Value PLUS Portfolio	0.80%	1.05%	1.05%
EQ/Quality Bond PLUS Portfolio	0.60%*	0.85%*	0.85%*

AXA Aggressive Strategy Portfolio	0.900%*	1.150%*	1.150%*
AXA Balanced Strategy Portfolio	0.800%*	1.050%*	1.050%*
AXA Conservative Growth Strategy Portfolio	0.750%*	1.000%*	1.000%*
AXA Conservative Strategy Portfolio	0.700%*	0.950%*	0.950%*
AXA Growth Strategy Portfolio	0.850%*	1.100%*	1.100%*
AXA Moderate Growth Strategy Portfolio	0.850%*	1.100%*	1.100%*
AXA Ultra Conservative Strategy Portfolio	0.700%*	0.950%*	0.950%*

ATM International Portfolio	0.70%	0.95%	0.95%
ATM Large Cap Portfolio	0.70%	0.95%	0.95%
ATM Mid Cap Portfolio	0.70%	0.95%	0.95%
ATM Small Cap Portfolio	0.70%	0.95%	0.95%
AXA Tactical Manager 2000 Portfolio	0.70%	0.95%	0.95%
AXA Tactical Manager 400 Portfolio	0.70%	0.95%	0.95%
AXA Tactical Manager 500 Portfolio	0.70%	0.95%	0.95%
AXA Tactical Manager International Portfolio	0.70%	0.95%	0.95%
EQ/AllianceBernstein Short-Term Bond	0.65%	0.90%	0.90%
EQ/AllianceBernstein Short-Term Government Bond	0.65%	0.90%	0.90%

All Asset Aggressive-Alt 25 Portfolio	0.10%	0.35%	0.35%
All Asset Growth – Alt 20 Portfolio (formerly, All Asset Allocation Portfolio)	0.10%	0.35%	0.35%
All Asset Moderate Growth-Alt 15 Portfolio	0.10%	0.35%	0.35%
EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio	0.95%	1.20%	1.20%
EQ/Boston Advisors Equity Income Portfolio	0.80%	1.05%	1.05%

Portfolio	Maximum Annual Operating Expense Limit
	Class K	Class IA+	Class IB+
EQ/Calvert Socially Responsible Portfolio	0.90%	1.15%	1.15%
EQ/Capital Guardian Research Portfolio	0.72%	0.97%	0.97%
EQ/International ETF Portfolio	0.55%	0.80%	0.80%
EQ/JPMorgan Value Opportunities Portfolio	0.75%	1.00%	1.00%
EQ/Lord Abbett Large Cap Core Portfolio	0.75%	1.00%	1.00%
EQ/Montag & Caldwell Growth Portfolio	0.95%	1.20%	1.20%
EQ/Morgan Stanley Mid Cap Growth Portfolio	0.85%	1.10%	1.10%
EQ/Oppenheimer Global Portfolio	1.10%	1.35%	1.35%
EQ/PIMCO Real Return Portfolio	0.75%	1.00%	1.00%
EQ/PIMCO Ultra Short Bond Portfolio	0.70%	0.95%	0.95%
EQ/T. Rowe Price Growth Stock Portfolio	0.95%	1.20%	1.20%
EQ/UBS Growth and Income Portfolio	0.80%	1.05%	1.05%
EQ/Van Kampen Comstock Portfolio	0.75%	1.00%	1.00%
EQ/Wells Fargo Omega Growth Portfolio	0.90%	1.15%	1.15%

*	For purposes of calculating the Maximum Annual Operating Expense Limit, the expenses of other investment companies in which the Portfolio invests are included in Fund Operating Expenses.
+	Includes amounts payable pursuant to Rule 12b-1 of the Investment Company Act of 1940.